EXHIBIT 32.2

WRITTEN STATEMENT OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
The undersigned, the Chief Financial Officer of KBR, Inc. (the “Company”), hereby certifies that to his knowledge, on the date hereof:

a)
the Form 10-Q of the Company for the quarter ended June 30, 2012, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section l3(a) or 15(d) of the Securities Exchange Act of 1934; and

b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Susan K. Carter
Susan K. Carter
Chief Financial Officer
Date: July 25, 2012